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                               SECURITY AGREEMENT
                                   (DOMESTIC)

         THIS SECURITY AGREEMENT (as amended, modified or supplemented from time to time, the "Agreement"), dated as of July 17, 2003, is made by MICROS SYSTEMS, INC., a Maryland corporation ("MICROS"), DV TECHNOLOGY HOLDINGS CORPORATION, a Delaware corporation, DATAVANTAGE CORPORATION, an Ohio corporation, MICROS-FIDELIO NEVADA, LLC, a Nevada limited liability company, MSI DELAWARE, LLC, a Delaware limited liability company, MICROS-FIDELIO SOUTHWEST, INC., a Nevada corporation, MICROS-FIDELIO WORLDWIDE, INC., a Nevada corporation, (individually and collectively, the "Borrower") jointly and severally, and BANK OF AMERICA, N.A., in its capacity as Agent for Lenders (the "Agent")

                                    RECITALS

         A. Agent, Lenders and Borrower have entered into a Credit Agreement dated of even date herewith (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein and not otherwise defined herein being used herein as therein defined).

         B. In order to provide security for Borrower's obligations under and in connection with the Credit Agreement, and to induce Agent and Lenders to enter into the Credit Agreement and the other Loan Documents and to make the Loans and issue Letters of Credit as provided for in the Credit Agreement, Borrower has agreed to grant a continuing Lien on the Collateral (as hereinafter defined).

         NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to extend credit to the Borrower under the Credit Agreement, Borrower hereby agrees with the Lender as follows:

SECTION 1. Grant of Security. Borrower hereby assigns and pledges to Agent and hereby grants to Agent, all for the ratable benefit of Lenders, a security interest in all of Borrower's right, title and interest in and to the following property of Borrower located in the United States, whether now owned or hereafter acquired by Borrower (collectively, the "Collateral"):

         (a) All property included within the definition of "inventory" set forth in the Maryland Uniform Commercial Code (the "UCC"), in all of its forms, wherever located in the United States of America, now or hereafter existing, including, without limitation, (i) all goods, computer software, computer hardware or computer systems held or intended for sale, lease or licensing by Borrower or furnished or to be furnished under contracts of sale, leasing, licensing or service; (ii) all raw materials, work in process, finished goods, materials and supplies of every nature used or usable in connection with the manufacture, packing, shipping, advertising or sale of any such goods, (iii) goods in which Borrower has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which Borrower has an interest or right as consignee), and (iv) goods that are returned to or repossessed by Borrower, and all accessions to, products of and documents for any of the foregoing (any and all such inventory, accessions, products and documents being the "Inventory");

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         (b)      All property included within the definitions of "accounts,"
"chattel paper," "documents", "instruments", "letter-of-credit rights" and "supporting obligations" set forth in the UCC; all contract rights, deposit accounts and other obligations of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, whether or not represented by instruments or chattel paper, and whether or not earned by performance; all present and future rights to payments for computer software, computer hardware or computer systems sold, leased or licensed; proceeds of any letter of credit of which Borrower is a beneficiary; all forms of obligations whatsoever owed to Borrower, together with all instruments and documents of title representing any of the foregoing; all rights in any goods that any of the foregoing may represent; any and all rights in any returned or repossessed goods; all rights, security and guaranties with respect to any of the foregoing, including, without limitation, any right of stoppage in transit; and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any of the foregoing (any and all such accounts, contract rights, chattel paper, instruments, deposit accounts and obligations being the "Accounts Receivable," and any and all such leases, security agreements and other contracts being the "Related Contracts");

         (c) All proceeds of any and all of the foregoing or hereinafter-described Collateral (including, without limitation, proceeds that constitute property of the types described in Section 1(a) and Section 1(b) above and, to the extent not otherwise included, all policies of insurance on any property of Borrower and all payments and proceeds under any such insurance (whether or not Agent is the loss payee thereof), or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral; all cash; all books of account and records, including all computer software relating thereto; all deposits of Borrower (general or special, time or demand, provisional or final) at any time maintained with or held by Agent or any of its Affiliates, including any certificates of deposit, and all instruments, investments or securities held for Borrower, and all indebtedness owed to Borrower by Agent or any of its Affiliates.

SECTION 2. Security for Obligations. This Agreement secures the payment of all Obligations (as such term in defined in the Credit Agreement) of Borrowers including, without limitation, any and all Foreign Exchange Contract Exposure of any Borrower to Agent or Lenders, any indebtedness of any Borrower arising out of any swap agreement (as defined in 11 U.S.C. Sec. 101) and any indebtedness under any Letter of Credit issued by Agent for the account of any Borrower (all such obligations of Borrower being the "Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by Borrower to the Agent and Lenders under the Credit Agreement and the Note but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Borrower.

SECTION 3. Borrower Remains Liable. Anything herein to the contrary notwithstanding, (a) Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent of any of the rights hereunder shall not release Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Agent shall not have any obligation or liability

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under the contracts and agreements included in the Collateral by reason of this
Agreement, nor shall Agent be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 4. Representations and Warranties. Borrower represents and warrants as follows:

         (a)      All of the Inventory is located a the addresses specified in
Schedule 1 hereto. None of the Inventory is kept at a single leased location at any one time. Except as specified in Schedule 4(a) attached hereto, during the one (1) year immediately preceding the date of this Agreement, neither Borrower nor any predecessor of Borrower has used any corporate or fictitious name other than its current corporate name. Borrower has no trade names. The chief executive office of Borrower, within the meaning of the UCC, is 7031 Columbia Gateway Drive, Columbia, Maryland 21046.

         (b) Borrower is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement or liens or other encumbrances permitted by the Credit Agreement. No effective financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Agent relating to this Agreement or otherwise permitted by the Credit Agreement.

         (c) Borrower has exclusive possession and control of the Inventory.

         (d) Borrower (i) is a Registered Organization under the laws of the jurisdiction stated in the Preamble of this Agreement, (ii) is in good standing under the laws of the jurisdiction in which it is organized, (iii) has the power to own its property and to carry on its business as now being conducted, and (iv) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary. Borrower is organized under the laws of only one (1) jurisdiction.

         (e) To the best of Borrower's knowledge, no consent of any other person or entity and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, other than the filing of UCC-1 financing statements in the applicable filing offices and such documentation as is required to comply with the Assignment of Claims Act, is required (i) for the grant by Borrower of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Borrower, or (ii) for the exercise by Agent of its rights and remedies hereunder other than certain filing with the U.S. Patent and Trademark office. No consent of any other person or entity and no authorization or approval by any governmental authority or regulatory body is required for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest).

         (f) The Inventory has been produced by Borrower in compliance with all requirements of the Fair Labor Standards Act.

         (g) To the best of Borrower's knowledge, there are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

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         (h)      Borrower represents and warrants as to each and every Account
Receivable now existing that to the best of its knowledge after reasonable inquiry: (i) it is a bona fide existing obligation, valid and enforceable against any account debtor, for goods sold or leased or services rendered in the ordinary course of business; (ii) it is subject to no dispute, defense or offset except as disclosed in writing to the Agent and approved by the Agent; (iii) all instruments, chattel paper and other evidences of indebtedness issued to Borrower with respect to any Account Receivable have been delivered to the Agent and, together with all supporting documents delivered to the Agent, are genuine, complete, valid and enforceable in accordance with their terms; and (iv) it is not subject to any discount, allowance or special terms of payment except as permitted hereby or by the Credit Agreement or as disclosed in writing to Agent and approved by Agent. Borrower covenants and agrees that each Account Receivable arising after the date of this Agreement will be in conformance with the foregoing representations.

SECTION 5. Further Assurances.

         (a) Borrower agrees that from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral; provided, however, the Grantor shall not be responsible for any fees in excess of $750 paid in connection with the initial filing of UCC financing statements or termination statements.. Without limiting the generality of the foregoing, Borrower shall: (i) if reasonably required by Agent, mark conspicuously each document included in the Inventory and all chattel paper included in the Accounts Receivable and each Related Contract with a legend, in form and substance satisfactory to Agent, indicating that such Collateral is subject to the security interest granted hereby; (ii) if any Account Receivable shall be evidenced by a promissory note or other instrument or chattel paper, upon Agent's request, deliver and pledge to Agent hereunder such note or instrument or chattel paper, duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent, provided, however, that prior to any Default, the Borrower shall not be required to deliver and pledge any such note or instrument or chattel paper which is for less than One Million Dollars ($1,000,000); and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Agent may request, in order to perfect and preserve the security interest granted or purported to be granted hereby.

         (b) Borrower hereby authorizes Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of Borrower where permitted by law. Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

         (c) Borrower will furnish to Agent from time to time statements and schedules further identifying and describing the Collateral and such other information and reports in connection with the Collateral as Agent reasonably may request, all in form and substance satisfactory to Agent.

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         (d)      Borrower shall not change its name, identity or corporate
structure in any manner that might make any financing or continuation statement filed hereunder seriously misleading within the meaning of the UCC (or any other then-applicable provision of the UCC) unless Borrower shall have given Agent at least 90 days' prior written notice thereof. Borrower agrees to take all actions necessary or requested by Agent to amend any financing statements or continuation statements so that they are not seriously misleading.

         (e) Borrower shall execute and deliver to Agent any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest.

SECTION 6. As to Inventory.

         (a) Borrower shall keep the Inventory (other than Inventory sold in the ordinary course of business) at the locations specified on Schedule 1. Borrower will promptly notify Agent if any Inventory is moved to any location other than one specified on Schedule 1.

         (b) Borrower shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Inventory. In producing the Inventory, Borrower shall comply with all requirements of the Fair Labor Standards Act.

         (c) The security interest granted hereunder shall extend and attach to Inventory that is presently in existence and is owned by Borrower or in which Borrower purchases or acquires an interest at any time and from time to time in the future, whether such Inventory is in transit or in Borrower's constructive, actual or exclusive occupancy or possession or not and wherever such Inventory may be located, including, without limitation, all Inventory that may be located at the premises of Borrower or upon the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents, finishers, convertors or other third parties who may have possession of the Inventory.

         (d) Upon the sale, exchange, lease or disposition of the Inventory, the security interest granted hereunder, without break in continuity and without further formality or act, shall continue in and attach to all cash and non-cash proceeds of such sale, exchange, lease or disposition, including Inventory returned or rejected by account debtors or repossessed by either Borrower or Agent. As to any such sale, exchange, lease or disposition, Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, detinue and reclamation. Upon receipt by Borrower of all cash and non-cash proceeds for any Inventory sold, exchanged, leased or otherwise disposed of, if requested by Borrower, Agent will confirm to the purchaser of such Inventory that, in accordance with the Uniform Commercial Code, Agent's lien will no longer apply to such sold, exchanged, leased or otherwise disposed of Inventory.

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SECTION 7. Insurance.

         (a) Borrower shall, at its own expense, maintain insurance with respect to the Collateral in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to Agent in its reasonable discretion from time to time. Each policy for liability insurance shall provide for all losses in excess of Two Million Dollars ($2,000,000) to be paid on behalf of Agent and Borrower as their respective interests may appear, and each policy for property damage insurance shall provide for all losses in excess of Two Million Dollars ($2,000,000) to be paid directly to Agent. Each such policy shall in addition (i) name Borrower and Agent as insured parties thereunder (without any representation or warranty by or obligation upon Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to Agent notwithstanding any action, inaction or breach of representation or warranty by Borrower, (iii) provide that there shall be no recourse against Agent for payment of premiums or other amounts with respect thereto, and (iv) provide that at least thirty (30) days' prior written notice of cancellation or of lapse shall be given to Agent by the insurer. Borrower shall, if so requested by Agent, deliver to Agent original or duplicate policies of such insurance, together with such endorsements as may be reasonably required by Agent, and, as often as Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, Borrower shall, at the request of Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of this Agreement and cause the insurers to acknowledge notice of such assignment.

         (b) Reimbursement under any liability insurance maintained by Borrower pursuant to this Section 7 may be paid directly to the person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Inventory when Section 7(c) is not applicable, Borrower shall make or cause to be made the necessary repairs to or replacements of such Inventory, and any proceeds of insurance maintained by Borrower pursuant to this Section 7 shall be paid to Borrower as reimbursement for the costs of such repairs or replacements.

         (c) Upon (i) the occurrence and during the continuance of any Default, or (ii) the actual or constructive total loss (in excess of $2,000,000 in the aggregate) of any Inventory, all insurance payments in respect of such Inventory shall be paid to and applied by Agent as specified in Section 14 (b).

SECTION 8. As to Accounts Receivable.

         (a) Borrower shall keep its records concerning the Accounts Receivable at 7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289, or, upon 45 days' prior written notice to Agent, at any other location in a jurisdiction where all actions required by Section 5 shall have been taken with respect to the Accounts Receivable. Borrower will hold and preserve such records and will permit representatives of Agent at any time during normal business hours to inspect and make abstracts from such records.

         (b) Borrower shall immediately notify Agent of (i) any dispute in excess of $1,000,000 with any account debtor, and (ii) the bankruptcy, insolvency, receivership, assignment for the benefit of creditors or suspension of business of any such account debtor of which Borrower has knowledge. Borrower shall not compromise any disputes under any

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Account Receivable involving amounts in excess of $1,000,000 or discount any amounts on any Account Receivable in an amount in excess of $1,000,000 to the extent that such compromise causes a deviation in excess of fifteen percent (15%) from the disputed amount claimed due by Borrower, without the prior written consent of Agent except for ordinary trade discounts or allowances for prompt payment.

         (c) If required by Agent, upon the occurrence of a Default, Borrower shall establish a lockbox for the account of Borrower with Agent and shall direct all Account debtors to make payments on Accounts Receivable to such lockbox by printing such direction on all invoices given to any account debtor. Borrower also shall remit to such lockbox all payments on Accounts Receivable received by Borrower, all such payments to be received in trust by Agent and shall be segregated from other funds of Borrower. Such payments shall be remitted or delivered to such lockbox in their original form on the day of receipt. All notes, checks and other instruments so received by Borrower shall be duly endorsed to the order of Agent. The payments remitted to the lockbox shall be credited to a cash collateral account maintained by Agent in the name of Borrower over which Agent shall have the exclusive power of withdrawal. After final collection, funds credited to the cash collateral account shall be retained in the cash collateral account and be held as security for the Obligations, and funds in the cash collateral account may be applied to the Obligations by Agent from time to time, whether or not such Obligations are then due.

         (d) Except as otherwise provided in Section 8(c) or this Section 8(d), Borrower shall continue to collect, at its own expense, all amounts due or to become due Borrower from account debtors. In connection with such collections, Borrower may take (and, at Agent's direction, shall take) such action as Borrower may deem necessary or advisable to enforce collection of the Accounts Receivable; provided, however, that Agent shall have the right, upon the occurrence and during the continuance of any Default, and upon written notice to Borrower of its intention to do so, to notify account debtors of the assignment of the applicable Accounts Receivable to Agent and, at the expense of Borrower, to enforce collection of any such Accounts Receivable, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Borrower might have done. After receipt by Borrower of the notice from Agent referred to in the proviso to the preceding sentence, Borrower shall not adjust, settle or compromise the amount or payment of any Account Receivable, release any account debtor wholly or partly with respect thereto, or allow any credit or discount thereon.

         (e) Upon the occurrence of a Default, Agent shall have the right, to facilitate direct collection, to take over Borrower's post office boxes or make other arrangements, with which Borrower shall cooperate, to receive Borrower's mail.

         (f) Borrower shall execute all other agreements, instruments and documents and shall perform all further acts that Agent may require with respect to Accounts Receivable owing by any Governmental Authority to ensure compliance with the Federal Assignment of Claims Act.

SECTION 9. Defense of Collateral. Borrower, at its expense, shall defend the Collateral against any claims or demands adverse to Agent's security interest granted hereunder and shall promptly pay, when due, all taxes or assessments levied against Borrower on the Collateral.

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SECTION 10. Transfers and Other Liens. Borrower shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except Inventory in the ordinary course of business, or obsolete Inventory, or (ii) create or permit to exist any Lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest created under this Agreement or any such Lien or encumbrance permitted by the Credit Agreement.

SECTION 11. Agent Appointed Attorney-in-Fact. Borrower hereby irrevocably appoints Agent as Borrower's attorney-in-fact (such power being coupled with an interest), with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, from time to time in Agent's discretion, to following a Default take any action and to execute any instrument that Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of Borrower under Section 8, including, without limitation:

         (a) To obtain and adjust insurance required to be paid to Agent pursuant to Section 7;

         (b) To ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;

         (c) To receive, indorse, and collect any drafts or other instruments, documents and chattel paper in connection therewith; and

         (d) To file any claims or take any action or institute any proceedings that Agent may deem necessary or desirable for the collection of any of the Collateral, or otherwise to enforce the rights of Borrower or Agent with respect to any of the Collateral.

SECTION 12. Agent May Perform. If Borrower fails to perform any covenant or agreement contained herein, Agent may itself perform, or cause performance of, such covenant or agreement, and the expenses of Agent incurred in connection therewith, together with interest thereon at a rate two percent (2.0%) per annum in excess of the then highest rate payable on the Obligations and shall constitute part of the Obligations secured hereby.

SECTION 13. Agent's Duties. The powers conferred on Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property.

SECTION 14. Remedies. If any Default shall have occurred and be continuing:

         (a) Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (to the extent that the UCC applies to the affected Collateral),

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and also may (i) require Borrower to, and Borrower hereby agrees that it shall, at Borrower's expense and upon request of Agent, forthwith assemble all or part of the Collateral as directed by Agent and make it available to Agent at a place to be designated by Agent that is reasonably convenient to both parties, and
(ii) without notice except as specified below, sell the Collateral or any part thereof, whether in its then-condition or after further preparation or processing, either at public or private sale or at any broker's board, in lots or in bulk, at any time or place, in one or more parcels, at any of Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Agent may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. At any such sale Agent be the purchaser, subject to the applicable provisions of the UCC.

         (b) Any cash held by Agent as Collateral and all cash proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Agent, be held by Agent as collateral for, and then or at any time thereafter be applied (after payment of any amounts payable to Agent pursuant to Section 16) in whole or in part by Agent against all or any part of the Obligations in such order as Agent shall elect. Any deficiency shall be paid to Agent by Borrower forthwith upon demand, and any surplus of such cash or cash proceeds held by Agent and remaining after payment in full of all the Obligations shall be paid over to Borrower or to whomsoever may be lawfully entitled to receive such surplus.

         (c) Borrower recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Borrower acknowledges that any such private sales may be at prices and on terms less favorable to Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale per se shall not be deemed to have been made in a commercially unreasonable manner and that Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer thereof to register it for public sale.

SECTION 15. Private Sale. Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 14(c) hereof conducted in a commercially reasonable manner. Borrower hereby waives any claims against Agent arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if Agent accepts the first offer received and does not offer the Collateral to more than one offeree so long as such private sale was conducted in a commercially reasonable manner.

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SECTION 16. Indemnity and Expenses.

         (a) Borrower agrees to indemnify Agent from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from Agent's gross negligence or willful misconduct.

         (b) Borrower shall pay to Agent, upon demand, the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Agent may incur in connection with
(i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of Agent hereunder, or (iii) the failure by Borrower to perform or observe any of the provisions hereof.

         (c) In any suit, proceeding or action brought by Agent relating to the Collateral, Borrower will save, indemnify and keep Agent harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from Borrower, and all such obligations of Borrower shall be and remain enforceable against and only against Borrower and shall not be enforceable against Agent.

         (d) The provisions of this Section 16 shall survive the termination of this Agreement and the repayment of the Note and all other Obligations in full.

SECTION 17. Security Interest Absolute. All rights of Agent and security interests hereunder, and all obligations of Borrower hereunder, shall be absolute and unconditional, irrespective of:

         (a) Any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of, consent to or departure from any guaranty, for all or any of the Obligations;

         (b) Any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of Borrower, any Borrower, or any of their respective Subsidiaries; or

         (c) Any change, restructuring or termination of the corporate structure or existence of Borrower, any Borrower, or any of their respective Subsidiaries.

SECTION 18. Waivers.

         (a) EXCEPT AS OTHERWISE REQUIRED BY LAW OR ANY OF THE OTHER LOAN DOCUMENTS, BORROWER, HAVING KNOWLEDGE THAT IT MAY BE ENTITLED TO NOTICE AND A HEARING PRIOR TO REPOSSESSION OF THE COLLATERAL, WAIVES ANY RIGHT THAT IT MAY HAVE UNDER EXISTING OR FUTURE LAW TO NOTICE OF FORECLOSURE AND ANY OTHER ACT DESCRIBED HEREIN OR IN ANY FINANCING DOCUMENT, TO ANY HEARING

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THAT MAY BE HELD RELATING TO FORECLOSURE OR ANY OTHER SUCH ACTS, AND TO ANY
NOTICE THAT MAY BE REQUIRED TO BE GIVEN BY AGENT PRIOR TO SUCH HEARING.

         (b) Except as otherwise required by law or any of the other Loan Documents, Borrower waives any right to insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent, hinder or delay the enforcement of the provisions of this Agreement or any Financing Document or any rights or remedies Agent may have hereunder or thereunder or at law or in equity.

SECTION 19. Amendments, etc. No amendment or waiver of any provision hereof, and no consent to any departure by Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 20. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled, delivered by hand or sent, prepaid, by Federal Express (or a comparable overnight delivery service) to Borrower at its address set forth on the signature page hereto and Agent at the address specified in the Credit Agreement, or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. Any such notice or other communication, when mailed, telecopied, telegraphed, telexed, cabled, delivered by hand or sent overnight, shall be effective on the earliest of (a) the date it is actually received or telecopied, telexed (confirmed by telex answerback), or delivered by hand, (b) the Business Day after the day on which it is properly delivered to a telegraph or cable company or to Federal Express (or a comparable overnight delivery service), as applicable, or (c) the third Business Day after the day on which it is deposited in the United States mail.

SECTION 21. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the later of (i) the payment in full of the Obligations, and (ii) the expiration or termination of the Commitments (b) be binding upon Borrower, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, Agent and its successors, transferees and assigns. Upon the later of the payment in full of the Obligations and the expiration or termination of the Commitments, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Borrower. Upon any such termination, Agent, at Borrower's expense, shall execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence such termination.

SECTION 22. Governing Law; Terms; Jury Trial Waiver. This Agreement shall be governed by, and construed in accordance with the laws of the State of Maryland, without reference to conflict of laws principles. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 9 of the UCC are used herein as therein defined. Borrower acknowledges and agrees that, with respect to any term used herein that is defined in either (a) Article 9 of the UCC as in force in the jurisdiction in which this financing statement was signed by Borrower at the time that it was signed, or (b) Article 9 as in force at any relevant time in the jurisdiction in

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

which this financing statement is filed, the meaning to be ascribed thereto with respect to any particular item of property shall be that under the more encompassing of the two definitions.

SECTION 23. TRIAL BY JURY. BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO THIS AGREEMENT OR THE ENFORCEMENT OR COLLECTION OF THE OBLIGATIONS.

                      [SIGNATURE IS ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, Borrower has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                          MICROS SYSTEMS, INC.

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          DV TECHNOLOGY HOLDINGS CORPORATION

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          DATAVANTAGE CORPORATION

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          MICROS-FIDELIO NEVADA, LLC
                                          By: Micros Systems, Inc., its Sole
                                              Member

                                               By: _____________________________
                                               Name: ___________________________
                                               Title: __________________________

                                          MSI DELAWARE, LLC
                                          By: Micros Systems, Inc., its Sole
                                              Member

                                               By: _____________________________
                                               Name: ___________________________
                                               Title: __________________________

                                          MICROS-FIDELIO SOUTHWEST, INC.

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          MICROS-FIDELIO WORLDWIDE, INC.

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

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                                   SCHEDULE 1
                                       to
                               Security Agreement

         Locations of Inventory:

                                       15